FOR IMMEDIATE RELEASE

Contact: Evrett W. Benton,
President or Bruce J. Mackey Jr.,
Treasurer at 617-796-8387
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces Financial Results for the Quarter Ended June 30, 2003

Newton, MA (August 13, 2003).  Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the periods ended June 30, 2003, compared to the same periods in 2002, as follows

(dollars in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Total Revenues	$142,490	$130,793	$286,062	$248,542
Total Expenses	144,210	137,114	290,130	257,996

(Loss) Income from Continuing Operations	$(1,720)	$(6,321)	$(4,068)	$(9,454)

Loss from Discontinued Operations	(357)	(1,009)	(444)	(1,245)

Net (Loss) Income	$(2,077)	$(7,330)	$(4,512)	$(10,699)

Average Shares Outstanding	8,456	8,445	8,454	6,644

Net (Loss) Income per Share from Continuing Operations	$(0.20)	$(0.75)	$(0.48)	$(1.42)

Net (Loss) Income per Share	$(0.24)	$(0.87)	$(0.53)	$(1.61)

Five Star Quality Care, Inc. is an operator of senior living communities.  FVE owns and leases 107 communities with 14,223 living units located in 25 states.  These communities include independent and assisted living communities and skilled nursing facilities.  FVE is headquartered in Newton, Massachusetts.

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Supplemental information, page 1 of 3

Five Star Quality Care, Inc.

Condensed Consolidated Statement Of Operations

(amounts in thousands, except per share data)

Three months ended June 30,

Six months ended June 30,

	2003	2002	2003	2002

Revenues:
Net revenues from residents and patients	$142,413	$130,757	$285,925	$248,360
Interest income	77	36	137	182
Total revenues	142,490	130,793	286,062	248,542

Expenses:
Wages and benefits	78,710	71,960	160,750	148,578
Other operating expenses	36,727	36,956	71,711	54,766
Management fee to Sunrise Senior Living, Inc.	4,279	4,267	8,595	8,056
Rent to Senior Housing Properties Trust	19,052	17,476	38,039	33,406
General and administrative	4,169	4,206	8,616	7,929
Depreciation and amortization	965	488	1,826	671
Impairment of assets	—	1,649	—	1,649
Restructuring costs	—	112	—	112
Interest expense	308	—	593	—
Spin off and merger expense, non recurring	—	—	—	2,829
Total expenses	144,210	137,114	290,130	257,996

Loss from continuing operations before income taxes	(1,720)	(6,321)	(4,068)	(9,454)
Provision for income taxes	—	—	—	—

Loss from continuing operations	(1,720)	(6,321)	(4,068)	(9,454)

Loss from discontinued operations	(357)	(1,009)	(444)	(1,245)

Net loss	$(2,077)	$(7,330)	$(4,512)	$(10,699)

Weighted average shares outstanding	8,456	8,445	8,454	6,644

Basic and diluted loss per share from:
Continuing operations	$(0.20)	$(0.75)	$(0.48)	$(1.42)
Discontinued operations	(0.04)	(0.12)	(0.05)	(0.19)

Net loss per share	$(0.24)	$(0.87)	$(0.53)	$(1.61)

Supplemental information, page 2 of 3

Five Star Quality Care, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands, except share data)

	June 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$4,463	$10,270
Accounts receivable, net	30,976	33,877
Prepaid expenses and other current assets	8,842	9,434
Total current assets	44,281	53,581

Property and equipment, net	75,433	70,329
Other long term assets	21,365	9,287
Total assets	$141,079	$133,197

Liabilities and Shareholders’ Equity
Current liabilities	$45,267	$34,445
Long term liabilities (1)	13,946	17,723
Mortgage payable (long term)	15,732	15,982
Shareholders’ equity: 8,457,634 common shares outstanding	66,134	65,047
Total liabilities and shareholders’ equity	$141,079	$133,197

(1)               Long term liabilities principally include obligations to residents at FVE communities operated by Sunrise Senior Living, Inc. who have prepaid with deposits.  These prepayments are amortized into revenues over the periods in which the service obligations are expected to be satisfied.

Supplemental information, page 3 of 3

Five Star Quality Care, Inc.

As Reported (includes facilities from the date operations by Five Star commenced):

	Three Months ended 6/30			Six months ended 6/30
	2003	2002	% Change	2003	2002	% Change

Revenues from residents (in 000s)	$142,413	$130,757	9%	$285,925	$248,360	15%
Facility expenses (in 000s)	$115,437	$108,916	6%	$232,465	$203,344	14%
Total expenses (in 000s)	$144,210	$137,114	5%	$290,130	$257,996	13%
No. of facilities (end of period)	107	89	—	107	89	—
No. of living units (end of period)	14,223	13,123	—	14,223	13,123	—
Occupancy	89%	90%	-1%	89%	90%	-1%
Average daily rate	$124	$122	2%	$125	$116	8%
Revenue per day per available unit	$110	$109	1%	$111	$105	6%
Percent of revenues from Medicare / Medicaid	39%	39%	—	39%	37%	2%
Percent of revenues from Private / Other	61%	61%	—	61%	63%	-2%

“Same Store” Facilities (facilities Five Star operated continuously since April 1, 2002, and January 1, 2002, respectively):

	Three Months ended 6/30			Six months ended 6/30
	2003	2002	% Change	2003	2002	% Change

Revenues from residents (in 000s)	$133,668	$130,665	2%	$115,734	$110,396	5%
Facility expenses (in 000s)	$108,370	$108,790	—	$106,491	$103,820	3%
No. of facilities (end of period)	89	89	—	53	53	—
No. of living units (end of period)	13,062	13,062	—	4,877	4,877	—
Occupancy	90%	88%	2%	89%	89%	—
Average daily rate	$125	$124	—	$147	$140	5%
Revenue per day per available unit	$112	$110	2%	$131	$125	5%
Percent of revenues from Medicare / Medicaid	42%	42%	—	80%	79%	1%
Percent of revenues from Private/ Other	58%	58%	—	20%	21%	-1%

Total Portfolio at 6/30/03 (includes data for periods prior to Five Star operation of certain facilities*):

	Three Months ended 6/30			Six months ended 6/30
	2003	2002	% Change	2003	2002	% Change

Revenues from residents (in 000s)	$143,086	$140,067	2%	$287,918	$278,220	3%
Facility expenses (in 000s)	$115,703	$116,350	-1%	$233,980	$222,506	5%
No. of facilities (end of period)	107	107	—	107	107	—
No. of living units (end of period)	14,223	14,223	—	14,223	14,223	—
Occupancy	89%	90%	-1%	89%	90%	-1%
Average daily rate	$125	$121	3%	$126	$128	-2%
Revenue per day per available unit	$111	$108	3%	$112	$110	2%
Percent of revenues from Medicare / Medicaid	39%	39%	—	39%	38%	1%
Percent of revenues from Private/ Other	61%	61%	—	61%	62%	-1%

*                        Based on data provided to us from prior owners.